Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE NO. 5 (this “Supplemental Indenture”), dated as of November 10, 2026, among BWX Technologies, Inc. (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an indenture, dated as of April 13, 2021 (as amended or supplemented to the date hereof, the “Indenture”), providing for the issuance of 4.125% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 902 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, any Guarantee or the Notes with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer for, the Notes), subject to certain exceptions set forth in Section 902 of the Indenture that are not applicable to the amendments to the Indenture to be effected by this Supplemental Indenture, which require the affirmative consent of each Holder affected thereby;

WHEREAS, the Issuer has solicited, and has received, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 4, 2026 (the “Statement”), consents (the “Consents”) from Holders representing 92.83% of the principal amount of the Outstanding Notes (the “Consenting Holders”) to the amendments of certain provisions of the Indenture as set forth in Section 3 hereof;

WHEREAS, in accordance with Section 902 of the Indenture, the Consenting Holders, by delivery of their Consents, have approved any and all conforming changes, including conforming amendments, to the Notes and any related documents that may be required by, or as a result of, this Supplemental Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel pursuant to Sections 103 and 903 of the Indenture;

WHEREAS, all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and

WHEREAS, pursuant to Sections 902 and 903 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.              CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.              EFFECTIVENESS; CONDITIONS PRECEDENT.

(a)            Each of the Issuer and the Guarantors represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Article Nine of the Indenture) have been satisfied in all respects. Pursuant to Section 902 of the Indenture, the Consenting Holders voting as a single class have consented to the amendments set forth in Section 3 hereof with respect to the Notes and the Indenture and have authorized and directed the Trustee to execute this Supplemental Indenture. The Issuer, the Guarantors and the Trustee are on this date executing this Supplemental Indenture, which will become effective on the date hereof.

(b)            The amendments set forth in Section 3 hereof shall become operative, and the terms of the Indenture and each Note shall be amended as provided for in Section 3 below, on the Settlement Date (as defined in the Statement) in accordance with the terms of the Statement and upon written notice from the Issuer to the Trustee that it has paid the Consideration (as defined in the Statement) to the Tender and Information Agent (as defined in the Statement). If the Trustee receives written notice from the Issuer that the Consideration is not paid promptly following the Settlement Date in accordance with the terms of the Statement or the Trustee does not receive any written notice from the Issuer pursuant to this Section 2(b) within two (2) business days of the Settlement Date, this Supplemental Indenture shall terminate immediately without any amendments contained in Section 3 hereof becoming or remaining operative, as applicable, and without the need for further action hereunder or thereunder.

3.              INDENTURE AMENDMENTS. Pursuant to Section 902 of the Indenture, and subject to Section 2(b) of this Supplemental Indenture, the Indenture and the Notes are hereby amended as follows:

(a)            Clause (1)(B)(ii) of Section 401 (Satisfaction and Discharge of Indenture) is hereby amended and restated as follows: “will become due and payable at their Stated Maturity within three years, or”.

(b)            Clause (1)(B)(iii) of Section 401 (Satisfaction and Discharge of Indenture) is hereby amended and restated as follows: “are to be called for redemption within three years under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer”.

(c)            Clauses (3), (4), (5) and (7) of Section 501 (Events of Default) are hereby deleted in their entirety and replaced in each case with “[Reserved]”.

(d)            Clause (6) of Section 501 (Events of Default) is hereby amended by deleting each reference to “Significant Subsidiary”.

(e)            Clauses (a)(3) and (a)(4) of Section 801 (Issuer May Consolidate, Etc., Only on Certain Terms) are hereby deleted in their entirety and replaced in each case with “[Reserved]”.

(f)             Clause (1)(C) of Section 802 (Guarantors May Consolidate, Etc., Only on Certain Terms) of the Indenture is hereby deleted in its entirety and replaced with “[Reserved]”.

(g)            Each of the following Sections of the Indenture is hereby deleted in its entirety and replaced with “[Reserved]”:

(i)	Section 1008 (Statement by Officer as to Default);
(ii)	Section 1009 (Reports and Other Information);
(iii)	Section 1010 (Limitation on Restricted Payments);
(iv)	Section 1011 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock);
(v)	Section 1012 (Liens);
(vi)	Section 1013 (Limitations on Transactions with Affiliates);
(vii)	Section 1014 (Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);
(viii)	Section 1015 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries);
(ix)	Section 1016 (Change of Control);
(x)	Section 1017 (Asset Sales);
(xi)	Section 1018 (Suspension of Covenants); and
(xii)	Section 1019 (Financial Calculations for Limited Condition Acquisitions).

4.              CONFORMING CHANGES. In accordance with Section 902 of the Indenture, the Consenting Holders, by delivery of their Consents, permit and approve any and all conforming changes, including conforming amendments, to the Notes and any related documents and any documents appended thereto that may be required by, or as a result of, this Supplemental Indenture.

5.              INTEGRAL PART. This Supplemental Indenture constitutes an integral part of the Indenture.

6.              NOTES. Each Note, with effect on and from the date hereof, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture.

7.              RATIFICATION AND EFFECT.

(a)            Except as hereby expressly amended, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)            Upon and after the execution of this Supplemental Indenture, each reference to the Indenture or the Notes in the Indenture or the Notes shall mean and be a reference to the Indenture or the Notes as modified hereby after giving effect to this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

8.              GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

9.              COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted electronically or by PDF shall be deemed to be their original signatures for all purposes. Any communication sent to the Trustee under this Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Issuer or a Guarantor, as applicable). The Issuer and each Guarantor agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

10.            EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

11.            THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The rights, protections, immunities and indemnities provided to the Trustee under the Indenture shall apply to any action (or inaction) of the Trustee in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BWX TECHNOLOGIES, INC.
BWXT NUCLEAR MAINTENANCE SERVICES, INC.
BWXT NUCLEAR ENERGY, INC.
BWXT COMMERCIAL GROUP, INC.
BWXT INVESTMENT COMPANY
BWXT ISOTOPE TECHNOLOGY GROUP, INC.
BWXT GOVERNMENT GROUP, INC.
BWXT INTERNATIONAL TECHNICAL SERVICES, INC.
BWXT NOG TECHNOLOGIES, INC.
BWXT NUCLEAR OPERATIONS GROUP, INC.
BWXT TECHNICAL SERVICES GROUP, INC.
BWXT FEDERAL SERVICES, INC.
BWXT WASHINGTON, INC.
MARINE MECHANICAL CORPORATION
NFS HOLDINGS, INC.
NOG-ERWIN HOLDINGS, INC.
NUCLEAR FUEL SERVICES, INC.
BWXT ORDNANCE TENNESSEE, INC.
KINECTRICS AES INC.
BWXT NUCLEAR POWER, INC.
BWXT ADVANCED TECHNOLOGIES LLC
BWXT MT. ATHOS, LLC
BWXT ENRICHMENT OPERATIONS, LLC
BWXT ENRICHMENT SERVICES, LLC
BWXT ADVANCED FUELS, LLC
BWXT ADVANCED FUELS HOLDINGS, LLC
CUNICO CORPORATION
BWXT CUNICO HOLDINGS, INC.
BWXT D.C. FABRICATORS, LLC
BWXT PRECISION CUSTOM COMPONENTS, LLC

By:	/s/ I. Sadat Daboh
Name:	I. Sadat Daboh
Title:	Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President